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                                                                     Exhibit 5.1


Our Ref  011407.0001.IOS                                       15 September 2006

The Directors
IONA Technologies PLC
The IONA Building
Shelbourne Road
Dublin 4


REGISTRATION STATEMENT ON FORM S-8 RELATING TO THE 2006 SHARE INCENTIVE PLAN (THE "PLAN") OF IONA TECHNOLOGIES PLC (THE "COMPANY")


Dear Sirs

1.     CAPACITY AND BASIS

       This Opinion Letter is furnished to you in connection with the above Registration Statement on Form S-8 to be filed on or about 15 September 2006 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement") relating to an aggregate of 4,000,000 Ordinary Shares, par value (euro currency sign)0.0025 per share of the Company approved by the Company at its Annual General Meeting held on 24 August 2006 for issuance pursuant to the Plan (the "New Plan Shares").

       This Opinion Letter is given for the purposes of the Registration Statement and is based on the assumptions and subject to the reservations and qualifications set out below.

2.     DOCUMENTS

       For the purpose of issuing this Opinion Letter, we have reviewed and relied upon each of the following documents (each a "Document" and collectively, the "Documents"):

       (a) a certificate from the Company Secretary of the Company dated 15 September 2006 as to certain matters to be relied on by us (the "Company Certificate"), a copy of which is annexed hereto marked "A";

       (b) a copy of the Rules of the Plan in the form which is annexed as Appendix I to the Company Certificate (the "Plan Rules");

       (c) copies of the Certificate of Incorporation on Re-Registration as a Public Limited Company and the Memorandum and Articles of Association of the Company annexed as Appendix II to the Company Certificate (the "Memorandum and Articles of Association");


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       (d)    a copy of the Minutes of the Annual General Meeting of the Company
              held on 24 August 2006, annexed as Appendix III to the Company Certificate, paragraph 5(c) of which records:

              (i) the ordinary resolution of the members approving and adopting the Plan (Resolution 5(a));
              (ii) the ordinary resolution of the members authorising the reservation of 4,000,000 Ordinary Shares, (euro currency sign)0.0025 par value per share, for issuance under the Plan and authorising the Directors to issue same (Resolution 5(b));
              (iii) the ordinary resolution of the members renewing the
                    authority contained in the Articles of Association authorising the Directors of the Company to allot relevant securities pursuant to Section 20 of the Companies (Amendment) Act 1983 (the "Section 20 Authority") (Resolution 6); and
              (iv) the special resolution of the members authorising the Directors to disapply statutory pre-emption rights under
                    Section 23 of the Companies (Amendment) Act 1983 (the "Section 24 Authority") (Resolution 7).

       (e) a copy of the Register of Members of the Company as at close of business on 14 September 2006, annexed as Appendix IV to the Company Certificate (the "Register of Members") which shows the total issued share capital of the Company at 14 September 2006;

       (f) a copy of the form of Registration Statement, annexed as Appendix V to the Company Certificate; and

       (g) the report of searches made against the Company by Rochford Brady, independent law searchers, on our behalf on 15 September 2006 in the Irish Companies Registration Office and the Central Office of the High Court, Dublin (the "Searches"), a copy of which is annexed hereto marked "B".

3.     OPINION

       Based on our review of the Documents and upon the assumptions listed at Clause 4, and subject to all applicable bankruptcy, insolvency, liquidation, examinership, reorganisation, moratorium and other laws relating to the enforcement of creditors' rights generally and to the reservations and qualifications set out in Clauses 5 and 6, we express the following opinions:

       (a) there is, as at the date hereof, sufficient unissued authorised share capital of the Company available for issuance to facilitate the issue of the New Plan Shares pursuant to the Plan;

       (b) the New Plan Shares available for issuance pursuant to the Plan are such that, if and when issued and paid for in accordance with the terms of the Plan, they would be validly issued and fully paid.



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4.     ASSUMPTIONS

       For the purpose of issuing this Opinion Letter, we have made the following assumptions, without independent verification:

       (a) That the copies of each Document referred to herein as being reviewed by us are true, complete and accurate copies of the originals thereof as in effect on the date hereof without any amendment or modification thereto, and that each Document furnished to us in unexecuted form will be duly executed in substantially the same form as that reviewed by us for the purposes of this Opinion Letter.

       (b) The authenticity of all signatures and/or corporate seals on, and the capacity of all individuals who signed, any of the Documents.

       (c) That the Company Certificate fully and accurately states the position as to the matters of fact or opinion referred to therein and that the position as stated therein in relation to any factual matter or opinion pertains as of the date hereof.

       (d) That the copy provided to us of the minutes of the Annual General Meeting of the members of the Company held on 24 August 2006 is a true copy and correctly record the proceedings at such meeting and the resolutions approved thereat; that such meeting was quorate and duly convened and held, that all resolutions set out in such copy were duly passed, that no further resolutions of the members or the Board or any committee thereof have been passed or corporate or other action taken, which would or might alter the effectiveness thereof.

       (e) That the Company is not and was not, at the date of execution or signature, or the effective date of, any of the Documents, and will not, as a result of the approval of the New Plan Shares available for issuance pursuant to the Plan, become insolvent or unable to pay its debts, or be deemed to be so under any applicable statutory provision, regulation or law.

       (f) That there are no contractual or similar restrictions or other arrangements binding on the Company which could affect the conclusions in this Opinion Letter.

       (g) That no amendment or alteration will be made to the Memorandum and Articles of Association subsequent to the date hereof that will have an impact on the matters covered in this Opinion Letter.

       (h) That the Section 20 Authority and Section 24 Authority set forth in the Articles of Association of the Company will continue to be valid, or will be renewed.



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       (i)    That the Company will continue to be duly incorporated and validly existing as a legal entity under the laws of Ireland at the time of allotment and issue of the New Plan Shares.

       (j) That the issued ordinary share capital of the Company as at the date hereof as set forth on the Register of Members, is 35,505,997 Ordinary Shares of (euro currency sign)0.0025 each, and that the Company's authorised unissued ordinary share capital as at the date hereof is 114,494,003 Ordinary Shares of (euro currency sign)0.0025 each.

       (k) That sufficient authorised but unissued Ordinary Shares of (euro currency sign)0.0025 each in the capital of the Company will at all relevant times be retained by the Company in its unissued authorised share capital to facilitate the allotment of the New Plan Shares as required under the terms of the Plan.

       (l) That the terms of any purchase right granted pursuant to the Plan are duly authorised by the Board, or a duly appointed committee thereof, and that such terms and the terms of any related agreements with the Company relating to such New Plan Shares are not inconsistent with the Plan Rules or contrary to Irish law.

       (m) That every allotment of New Plan Shares under the Plan will be duly and validly authorised and approved by the Board (either at a meeting of the Board which will have been duly convened and held and will be quorate throughout the duration thereof or by written resolution of the Board as complies with the provisions of the Company's Articles of Association relevant to such written resolutions) and in so authorising and approving the allotment of shares under the Plan each member of the Board will act bona fide in the best interests of the Company and that the provisions contained in the Companies Acts 1963-2005 and/or the Articles of Association relating to the declaration of the interests of Directors and the powers of interested Directors to vote will be duly observed.

       (n) That the subscription price payable in respect of each Ordinary Share issued pursuant to the Plan shall have been paid in full in cash or otherwise, as agreed by the Board or a committee thereof (the "Administrator"), by or on behalf of the allottee and the subscription price so payable shall be not less than the par value thereof.

       (o) That upon the issuance of Ordinary Shares pursuant to the Plan, the name and other necessary particulars of the holder of such shares shall have been entered in the Register of Members.

       (p) That on the date hereof none of the New Plan Shares has already been issued by the Company.

       (q) That the members of the Company as at the date hereof are as set forth in the Register of Members.



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5.     RESERVATIONS AND QUALIFICATIONS

       The opinions in this Opinion Letter are given solely on the basis of a review of the Documents and the applicable law with regard to the matters specified herein. The opinions are given only in respect of the laws of Ireland in effect as of the date of this letter and as to the facts and circumstances as stated herein in existence at such date and this Opinion Letter is not to be taken as expressing any opinion with regard to any matter governed by the laws of any jurisdiction other than Ireland;

6.     GENERAL

       It should be noted that a duly completed Form B5 must be filed with the Companies Registration Office in Ireland within 30 days of the date of allotment of any of the New Plan Shares. Failure to comply with this requirement does not affect the validity of the New Plan Shares allotted but may result in penalties and/or fines being payable by the Company for failure to comply with its filing obligations under Irish law.

       This Opinion Letter may not be relied upon for any other purpose or furnished to, used by or circulated to any other person other than its intended addressee without our prior written consent in each instance. In this regard, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and we consent to the use of our name where appearing in the Registration Statement. This Opinion Letter is only to be used in connection with the issue of the New Plan Shares in accordance with the terms of the Plan, while the Registration Statement is in effect.

       This Opinion Letter speaks only as of the date hereof and we disclaim any obligation to advise you or anyone else of changes of law or fact that occur after the date hereof. This Opinion Letter is given on the basis that it will be construed in accordance with, and governed in all respects by, the laws of Ireland which shall apply between us and all persons interested.


Yours faithfully                             Yours faithfully

/s/ Myra Garrett                             /s/ Alvin Price

Partner                                      Partner
WILLIAM FRY                                  WILLIAM FRY
Solicitors                                   Solicitors




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